UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                    March 9, 2004

Advanta Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-14120	23-1462070

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads,
P.O. Box 844, Spring House, Pennsylvania		19477

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code                    (215) 657-4000

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

     Advanta Corp. (“Advanta”) issued a press release, dated March 9, 2004, announcing that its Board of Directors has approved a 50 percent increase in Advanta’s regular quarterly cash dividend payable on its Class A and Class B Common Stock beginning in the second quarter of 2004. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release, dated March 9, 2004, of Advanta Corp. announcing increase in the quarterly dividend payable on its Class A and Class B Common Stock beginning in the second quarter of 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.

(Registrant)

Date: March 9, 2004	By:	/s/ Elizabeth H. Mai

Elizabeth H. Mai Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit	Description	Method of Filing
99.1	Press release, dated March 9, 2004 announcing increase in the quarterly dividend payable on its Class A and Class B Common Stock beginning in the second quarter of 2004	Filed herewith